Exhibit 99.1

Psychemedics Corporation Announces Quarterly Results

Declares 79th Consecutive Quarterly Dividend

ACTON, Mass., April 26, 2016 /PRNewswire/ -- Psychemedics Corporation (NASDAQ: PMD) today announced first quarter financial results for the period ended March 31, 2016. The Company also announced a quarterly dividend of $0.15 per share payable to shareholders of record as of May 6, 2016 to be paid on May 18, 2016. This will be the Company's 79th consecutive quarterly dividend.

The Company's revenue for the quarter ended March 31, 2016 was $6.7 million versus $6.8 million for the quarter ended March 31, 2015, a decrease of 1%. Net loss for the quarter ended March 31, 2016 was $23 thousand or $0.00 per share, versus net income of $278 thousand or $0.05 per diluted share, for the comparable period last year.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said,

"Revenue for the quarter was down slightly from last year. The dramatic drop in the price of oil continues to impact a number of industries and clients. While oil and gas clients were most directly impacted (especially the drillers), there also was a ripple effect on other industries we serve, such as the railroads, who were also hit by a decrease in coal production. On the positive side, we are seeing solid growth in several sectors of our business, with our school testing and automotive and heavy equipment manufacturing testing especially strong.

"While our bottom line was also impacted by the on-going capacity expansion and ramp up costs related to anticipated new business from Brazil, the good news is that the Brazil legislated testing, requiring professional drivers in the transportation industry to pass a hair drug test, has started. As we anticipated, the ramp up period is more gradual as this is a major new program and some of the states in Brazil are requiring additional time to implement the law. In addition, the requirement to test professional drivers when being hired or fired was delayed to April 16, 2016. As a result, there were a relatively small number of tests received at the end of March 2016, but we are already seeing a meaningful pickup of testing volume in the second quarter."

"We are excited about this opportunity in Brazil and are aggressively competing for a share of this potential business. As a result, we had additional ramp up costs in the quarter to support the anticipated new business which had a negative effect on Q1 2016 profitability. The estimated impact on the quarter earnings from the increase in capacity and ramp up costs related to the Brazil opportunity was about $0.10 per share.

"The Company's balance sheet remains strong with approximately $2.0 million in cash and $4.2 million of working capital. We obtained $0.6 million of additional equipment financing proceeds in March 2016, for total equipment financing outstanding of $6.1 million as of March 31, 2016. Even with this additional financing, the total loan balance was $900 thousand less than our total original equipment financing in 2014 of $7.0 million. Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow. Therefore, we are pleased to declare a quarterly dividend of $0.15 per share. This dividend represents our 79th consecutive quarterly dividend."

Psychemedics Corporation is the world's largest provider of hair testing for the detection of drugs of abuse. The Company's patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities (including an opportunity in Brazil), new accounts, customer base, market share, test volume, sales and marketing strategies, U.S. and foreign drug testing laws and regulations including effective dates thereof, required investments in plant, equipment and people and new test development) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, U.S. and foreign government regulation, including but not limited to FDA regulations, Brazilian laws and regulations and projected implementation dates, proposed laws and regulations, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities) and general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Information regarding testing volume for a partial quarter may not necessarily be an indicative of results to be expected for the full quarter or year. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Condensed Statements of Operations and Comprehensive (Loss) / Income
(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$6,667,064	$6,755,741
Cost of revenues	3,928,622	3,416,873

Gross profit	2,738,442	3,338,868

Operating Expenses:
General & administrative	1,252,075	1,144,090
Marketing & selling	1,127,654	1,288,481
Research & development	360,458	455,782

Total Operating Expenses	2,740,187	2,888,353

Operating (loss) income	(1,745)	450,515
Interest expense, net	(34,641)	(33,327)

Net (loss) / income before (benefit) from / provision for income taxes	(36,386)	417,188

(Benefit) from / provision for income taxes	(12,942)	139,666

Net (loss) / income and comprehensive (loss) / income	($23,444)	$277,522

Basic net (loss) / income per share	$0.00	$0.05

Diluted net (loss) / income per share	$0.00	$0.05

Dividends declared per share	$0.15	$0.15

Weighted average common shares outstanding, basic	5,422,541	5,375,061

Weighted average common shares outstanding, diluted	5,422,541	5,401,998

Psychemedics Corporation
Balance Sheets
(UNAUDITED)

	March 31,	December 31,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$ 2,003,701	$ 2,689,464
Accounts receivable, net of allowance for doubtful accounts
of $47,731 in 2016 and $58,684 in 2015	4,819,104	3,538,765
Prepaid expenses and other current assets	1,125,259	1,060,587
Income tax receivable	24,926	840,122
Deferred tax assets	388,104	327,442

Total Current Assets	8,361,094	8,456,380
Fixed Assets, net of accumulated amortization and depreciation
of $7,162,360 in 2016 and $6,642,501 in 2015	13,213,779	13,132,114
Other assets	790,848	774,474

Total Assets	$ 22,365,721	$ 22,362,968

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 1,294,976	$ 747,291
Accrued expenses	1,109,588	1,197,632
Current portion of long-term debt	1,741,602	1,619,633

Total Current Liabilities	4,146,166	3,564,556

Long-term debt	4,355,104	4,272,137
Deferred tax liabilities, long-term	2,852,745	2,852,745
Total Liabilities	11,354,015	10,689,438

Shareholders' Equity:
Preferred stock, $0.005 par value, 872,521 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000,000 shares authorized
6,090,671 shares issued in 2016 and 2015	30,453	30,453
Additional paid-in capital	30,196,605	30,021,604
Accumulated deficit	(9,133,563)	(8,296,738)
Less - Treasury stock, at cost, 668,130 shares in 2016 and 2015	(10,081,789)	(10,081,789)

Total Shareholders' Equity	11,011,706	11,673,530

Total Liabilities and Shareholders' Equity	$ 22,365,721	$ 22,362,968

Contact:
Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com